CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Rainbow Fund and to the use of our report dated December 23, 2002 on the financial statements and financial highlights of The Rainbow Fund. Such financial statements and financial highlights appear in the October 31, 2002 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.




                                             TAIT, WELLER & BAKER

                                             /s/ TAIT, WELLER & BAKER
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PHILADELPHIA, PENNSYLVANIA
FEBRUARY 27, 2003